Exhibit 99.1

Dalton Adventures, LLC and
Affiliate (dba SevenFive Farm)

Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Independent Auditor’s Report

To the Member

Dalton Adventures, LLC and Affiliate (dba SevenFive Farm)

Boulder, Colorado

We have audited the accompanying consolidated financial statements of Dalton Adventures, LLC and Affiliate (dba SevenFive Farm) (the “Company”), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, the related consolidated statements of income and member’s equity (deficit), cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dalton Adventures, LLC and Affiliate (dba SevenFive Farm) as of December 31, 2019 and 2018 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

As discussed in Note 1 to the consolidated financial statements, the Company operates in the cannabis industry which is currently illegal under U.S. federal law which supersedes any individual state enactments. If the U.S. federal government elects to enforce the laws as currently written or otherwise changes the laws in an adverse way with respect to cannabis, it could have an adverse effect on the Company’s financial position and operations, including potential prosecution under the laws and liquidation of the Company. Our opinion is not modified with respect to this matter.

As described in Note 11, the COVID-19 outbreak in 2020 has caused business disruption in a variety of industries, markets and geographic regions, which has resulted in considerable uncertainty as to the financial impact and duration, which cannot be reasonably estimated at this time. Our opinion is not modified with respect to this matter.

Denver, Colorado

July 13, 2020

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Consolidated Balance Sheets

December 31,	2019	2018
Assets
Current assets
Cash and cash equivalents	$893,363	$326,183
Cash held in escrow	59,620	42,038
Accounts receivable	118,754	47,559
Inventories, net	159,739	133,708
Prepaid expenses and other current assets	4,119	3,986
Total current assets	1,235,595	553,474
Non-current assets
Property and equipment, net	877,947	947,936
Deferred tax asset, net	2,907	21,016
Total non-current assets	880,854	968,952
Total assets	2,116,449	1,522,426

Liabilities and member's equity
Current liabilities
Accounts payable	61,619	32,501
Accrued expenses and other liabilities	121,825	140,894
Incomes taxes payable	221,480	53,492
Current portion of related party notes payable	934,951	178,835
Total current liabilities	1,339,875	405,722
Long-term liabilities
Note payable, net of loan fees	490,136	484,816
Related party notes payable, net of current portion	-	958,650
Total long-term liabilities	490,136	1,443,466
Total liabilities	1,830,011	1,849,188
Commitments and contingencies
Member's equity (deficit)	286,438	(326,762)
Total liabilities and member's equity	$2,116,449	$1,522,426

See accompanying independent auditor's report and notes to the consolidated financial statements.

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Consolidated Statements of Income and Member’s Equity (Deficit)

Year Ended December 31,	2019	2018
Revenue, net	$2,796,234	$1,674,271

Cost of goods sold, including depreciation of $60,048 and $64,333, respectively	1,607,768	1,215,043

Gross profit	1,188,466	459,228

Operating expenses:
General and administrative	188,315	143,786
Depreciation	9,206	9,613
Loss on disposal of assets	1,197	-

Total operating expenses	198,718	153,399

Income from operations	989,748	305,829

Other Expense
Interest expense	120,411	131,292

Total other expense	120,411	131,292

Net income before income taxes	869,337	174,537

Income tax expense	249,345	64,317

Net income	$619,992	$110,220

Member's deficit, beginning of the year	$(326,762)	$(412,483)
Distributions	(6,792)	(24,499)
Member's equity (deficit), end of the year	$286,438	$(326,762)

See accompanying independent auditor's report and notes to the consolidated financial statements.

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Consolidated Statements of Cash Flows

Year Ended December 31,	2019	2018
Cash flows from operating activities
Net income	$619,992	$110,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	69,254	73,946
Amortization of loan costs	5,320	5,038
Change in inventory reserves	1,619	1,543
Loss on disposals of assets	1,197	-
Change in deferred income taxes	18,109	13,140
Changes in operating assets and liabilities:
Accounts receivable	(71,195)	(3,279)
Inventories	(27,650)	(29,635)
Prepaid expenses and other assets	(133)	19
Accounts payable	29,118	(17,704)
Accrued expenses	(19,069)	46,105
Income taxes payable	167,988	(810)
Net cash flows from operating activities	794,550	198,583

Cash flows from investing activities
Purchase of property and equipment	(462)	(3,697)
Net cash flows from investing activities	(462)	(3,697)

Cash flows from financing activities
Borrowings on notes payable	-	150,000
Loan fees paid	-	(5,000)
Payments on related party notes payable	(202,534)	(144,917)
Distributions to member	(6,792)	(24,499)
Net cash flows from financing activities	(209,326)	(24,416)
Net increase in cash and cash equivalents	584,762	170,470
Cash and cash equivalents at beginning of year	368,221	197,751
Cash and cash equivalents at end of year	$952,983	$368,221

Supplemental cash flow information
Amounts paid in cash during the year are as follows:
Interest	$159,704	$84,484
Federal and state income taxes	$63,248	$56,409

See accompanying independent auditor's report and notes to the consolidated financial statements.

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Notes to the Consolidated Financial Statements

1.	ORGANIZATION AND Nature of Business

Dalton Adventures, LLC (“Dalton Adventures”) is a single member limited liability company which was formed in June 2010 under the laws of Colorado. Under the terms of the operating agreement, Dalton Adventures will continue in existence until the member makes a determination to dissolve the entity. Dalton Adventures principal business is the growing and selling of wholesale recreational cannabis products. The offices and licensed cultivation facility of Dalton Adventures are located in Boulder, Colorado.

Dalton Farms, LLC (“Dalton Farms”) is a single member limited liability company which was formed in October 2016. The entity’s sole purpose is to hold land and real estate, which is leased to Dalton Adventures. Dalton Adventures is the primary beneficiary; thus, the operations of Dalton Farms have been consolidated with those of Dalton Adventures.

The accompanying consolidated financial statements include the accounts of Dalton Adventures and Dalton Farms (collectively referred to as the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company’s business is subject to legal risk. Even though the State of Colorado has granted licenses to the Company for cultivation and wholesale distribution of marijuana products, these activities remain illegal under federal law. This causes higher federal income taxation (Internal Revenue Code 280E) and difficulty in obtaining traditional banking and financing relationships. If the federal government elects to enforce the laws as currently written or changes the laws with respect to cannabis, it could have an adverse effect on the Company’s operations, including potential prosecution under the laws and liquidation of the Company. The Company is also subject to a variety of state laws, regulations, and local ordinances.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates, and such results could be material.

Significant estimates that are particularly susceptible to change relate to inventory standard costing, inventory overhead allocation and reserves, estimated useful lives of long-lived assets and income tax provisions and uncertain tax positions.

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Notes to the Consolidated Financial Statements

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents, including funds held in escrow. The Company does not have insured cash balances, and to date the Company’s primary banking transactions have been conducted through a Safe Harbor Private Banking Program, a division of Partner Colorado Credit Union. The Company has not experienced any losses on such accounts, and management believes that the Company’s risk of loss is remote.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors, which, in management’s judgement, deserve current recognition in estimating bad debts. Based on the Company’s review, it establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. As of December 31, 2019, and 2018, the Company determined that an allowance for doubtful accounts was not necessary.

Inventories

Inventories consist of raw materials, supplies, growing and harvested plants (work-in-process), and finished goods, and are stated at the lower of cost or net realizable value. All direct and indirect costs of growing plants are accumulated until the time of harvest and allocated to the plants during the growing process. All direct and indirect costs of finished goods are accumulated and allocated to the products between the harvest and completion stages. The Company uses standard costs to allocate overhead, as periodically adjusted to reflect changing conditions, so that standard cost approximates actual cost or net realizable value.

Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items. The reserve estimate for excess and obsolete inventory is based on expected future use and on an assessment of market conditions. The Company’s reserves for obsolete inventory at December 31, 2019 and 2018 were approximately $10,000 and $8,000, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. When property and equipment is sold or retired, the cost and accumulated depreciation are eliminated from the accounts and gains or losses are recorded in the statements of income. Expenditures for maintenance and repairs are expensed as incurred. Land is not depreciated.

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Notes to the Consolidated Financial Statements

Depreciation is determined using the straight-line method over the following estimated useful lives:

Equipment	5-7 years
Building and improvements	15 years

Impairment of Long-Lived Assets

GAAP requires that long-lived assets, such as property and equipment, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to undiscounted future net cash flows the asset is expected to generate. Specifically, management projects undiscounted cash flows expected over the period to be benefited. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. Estimates of expected future cash flows represent management’s best estimate based on currently available information and reasonable, supportable assumptions. Any impairment recognized is permanent and may not be restored. As of December 31, 2019, and 2018, the Company believes indicators of impairment do not exist.

Deferred Loan Fees

Loan issuance costs incurred in connection with long-term debt have been capitalized on the accompanying consolidated balance sheet and presented as a reduction to the corresponding note payable liability. Loan issuance costs are being amortized over the term of the note payable agreement using the straight-line method, which approximates the effective interest method.

Revenue Recognition

On January 1, 2018, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers and all the related amendments (the “revenue standard” or “ASC 606”) with respect to all contracts using the modified retrospective method. The results before 2018 were not adjusted for the new revenue standard and the cumulative effect of the change in accounting was determined to be di minimis at the date of adoption. The Company expects the impact of the adoption of the new revenue standard to be immaterial to its net income on an ongoing basis.

The Company determines the amount of revenue to be recognized through application of the following steps:

1.	Identification of the contract, or contracts, with a customer;
2.	Identification of the performance obligation in the contract;
3.	Determination of the transaction price;
4.	Allocation of the transaction price to the performance obligations in the contract; and
5.	Recognition of revenue when or as the Company satisfies the performance obligations.

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Notes to the Consolidated Financial Statements

The Company generates revenue from the sale of cannabis to licensed retail dispensaries. It recognizes this revenue at a point in time when control of the goods has been transferred to the customer at an amount which reflects the consideration the Company expects to receive in exchange for those goods. A contract’s transaction price is allocated to each distinct performance obligation within a contract and revenue is recognized as each performance obligation is satisfied. The Company’s contracts consist of a single performance obligation for which the transaction price for a given product sold is equivalent to the price quoted for the product, net of any discounts or allowances applicable at a point in time.

The Company has elected to exclude from measurement of the transaction price all taxes (e.g., sales, use, value added and certain excise taxes) that are assessed by a governmental authority in connection with a specific revenue-producing transaction and collected by the Company from the customer. Accordingly, the Company recognizes revenue net of taxes.

The Company generally does not have contract assets or contract liabilities.

Income Taxes

Dalton Adventures has elected to be taxed as a Corporation under the provisions of the United States Internal Revenue Code. Under those provisions, Dalton Adventures pays federal and state income taxes on its taxable income. Dalton Farms accounts for income taxes in accordance with the asset and liability method of computing income taxes. The provision for income taxes represents actual or estimated amounts payable or refundable on tax return filings each year. Noncurrent deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities. The change in deferred tax assets and liabilities for the period measures the deferred tax provision of benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to the tax provision or benefits in the period of enactment. Valuation allowances are provided against deferred tax assets when it is determined that it is more likely than not such assets will not be recovered.

Dalton Farms has elected to be taxed as a partnership for income tax purposes. Accordingly, taxable income and losses of Dalton Farms are reported on the income tax returns of the Company’s member and no provision for income taxes has been reflected in these consolidated financial statements.

The Company follows ASC 740, Income Taxes, to account for any uncertainty in income taxes with respect to the accounting for all tax positions taken (or expected to be taken) on any income tax return. This guidance applies to all open tax periods in all tax jurisdictions in which the Company is required to file an income tax return. In order to recognize an uncertain tax benefit, the taxpayer must be more likely than not of sustaining the position taken, and the measurement of the benefit is calculated as the largest amount that is more than 50% likely to be realized upon resolution of the benefit. Management makes judgements regarding the interpretation of tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. The Company recognizes interest and penalties related to uncertain tax provisions in income tax expense. See Note 7 for further information.

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Notes to the Consolidated Financial Statements

In management’s opinion, adequate provisions for income taxes have been made for all open tax years, which include the tax years 2016 and forward.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842” or the “new lease standard”). The Company adopted ASC 842 as of January 1, 2019, using the effective date method. Consequently, financial information will not be updated, and the disclosures required under the new lease standard will not be provided, for dates and periods prior to January 1, 2019.

The new lease standard requires companies leasing assets to recognize on their balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset. The Company elected to apply the short-term lease exemption for all leases with an original term of less than 12 months, for purposes of applying the recognition and measurement requirements in the new lease standard. The Company has a lease agreement for the land and building used in its cannabis cultivation and wholesale distribution operations that would be eliminated in consolidated (see Note 10). Consequently, the standard’s adoption did not have a material impact on the Company’s consolidated financial statements for the period ended December 31, 2019, as the Company currently does not have leases in excess of 12 months.

Variable Interest Entities

In accordance with ASC 810, Consolidation, the Company evaluates its interests in variable interest entities on an ongoing basis. If the Company, together with its related parties and de facto agents, is determined to have the power to direct the activities that most significantly impact the variable interest entity’s economic performance and has the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant, the Company is deemed the primary beneficiary and consolidates that entity into its financial results. Factors that are considered when making the primary beneficiary assessment include whether the Company or its related parties participated in the design of the entity, whether the entity’s activities either involve or are conducted on behalf of the Company or its related parties, whether the Company or its related parties have provided more than half of the total equity or subordinated debt, and whether the Company or its related parties have rights, through voting, board representation, or other agreements, to direct the activities that most significantly impact the variable interest entity’s economic performance.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) – Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020. Early adoption is permitted. Management is currently evaluating the potential impact of this new standard on the Company’s consolidated financial statements.

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Notes to the Consolidated Financial Statements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses, which replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. For trade and other receivables, loans and other financial instruments, the Company will be required to use a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses which reflects losses that are probable. The standard is effective for annual periods after December 15, 2020, and early adoption is permitted. Management is currently evaluating the potential impact of this new standard on the Company’s consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date, are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

3.     InventorIES

Inventories as of December 31, 2019 and 2018 consisted of the following:

December 31,	2019	2018
Raw materials and growing plants	$108,625	$93,589
Finished goods	61,225	48,611
Less reserve for obsolescence	(10,111)	(8,492)
Total	$159,739	$133,708

4.    Property and equipment

Property and equipment as of December 31, 2019 and 2018 consisted of the following:

December 31,	2019	2018
Equipment	$146,470	$150,167
Building and improvements	765,813	763,038
Land	307,388	307,388
Total property and equipment	1,219,671	1,220,593
Less accumulated depreciation	(341,724)	(272,657)
Property and equipment, net	$877,947	$947,936

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Notes to the Consolidated Financial Statements

5.    ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities as of December 31, 2019 and 2018 consisted of the following:

December 31,	2019	2018
Accrued wages	$30,103	$15,157
Accrued interest	7,515	46,808
Accrued property taxes	44,163	38,885
Uncertain tax positions	40,044	40,044
Total	$121,825	$140,894

6.    notes payable

Note Payable to Financial Institution

On November 7, 2016, Dalton Farms entered into a loan agreement with a financial institution for $350,000. The loan was refinanced in March 2018 at which time the Company was advanced an additional $150,000. The loan accrues interest on the unpaid principal at 11.99% per annum, is payable monthly, and is collateralized by the land and building used in its cannabis cultivation and wholesale distribution operations. The outstanding principal balance is due in full in November 2021. The outstanding balance as of December 31, 2019 and 2018 was approximately $500,000.

Loan fees paid to date totaled $24,855, of which $5,000 were paid during 2018, and are amortized on a straight-line basis over the life of the loan. Total amortization expense recognized during 2019 and 2018 was $5,320 and $5,038, respectively. Accumulated amortization of deferred loan fees totaled $14,991 and $9,671 as of December 31, 2019 and 2018, respectively.

The loan agreement requires Dalton Farms to deposit certain funds into a reserve escrow account each month for property taxes and insurance. Dalton Farms had an escrow cash balance of $59,620 and $42,038 as of December 31, 2019 and 2018, respectively.

Notes Payable to Related Parties

On December 31, 2016, the Company entered into an unsecured loan agreement with its member for $984,934. The loan accrues interest on the unpaid principal at 5% per annum. The loan and accrued interest, less any discretionary payments, are due in full on December 31, 2020. The outstanding balance as of December 31, 2019 and 2018 was approximately $864,000 and $887,000, respectively.

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Notes to the Consolidated Financial Statements

On April 1, 2014, the Company entered into an unsecured loan agreement with a related party for $100,000. The loan compounded interest at 15% for the first year, and 5% per annum for the remainder of its term through maturity. The loan with compounded interest was payable in monthly installments of $3,574 starting January 1, 2019, with additional discretionary payments accepted by the lender. The outstanding balance as of December 31, 2019 and 2018 was approximately $16,000 and $100,000, respectively. The outstanding loan balance including interest was paid in full in January 2020.

On April 1, 2014, the Company entered into an unsecured loan agreement with another related party for $150,000. The loan compounded interest at 15% for the first year, and 5% per annum for the remainder of its term through maturity. The loan with compounded interest was payable in monthly installments of $5,046 starting January 1, 2019, with additional discretionary payments accepted by the lender. The outstanding balance as of December 31, 2019 and 2018 was approximately $56,000 and $150,000, respectively. The outstanding loan balance including interest was paid in full in January 2020.

The schedule of repayment for all loans mentioned above is as follows as of December 31, 2019:

Year Ending December 31,
2020	$934,951
2021	500,000
$1,434,951

7.    Income Taxes

The components of income tax expense are as follows:

Year Ended December 31,	2019	2018
Current and other	$231,236	$51,177
Deferred	18,109	13,140
Total	$249,345	$64,317

A reconciliation of the federal statutory rate to the effective income tax rate follows:

Year Ended December 31,	2019	2018
Federal income taxes	21.00%	21.00%
State income taxes	4.55%	3.72%
Permanent items	2.94%	15.77%
Effective rate	28.49%	40.49%

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Notes to the Consolidated Financial Statements

The Company’s deferred income tax assets and liabilities are as follows:

Year Ended December 31,	2019	2018
	(Rounded)	(Rounded)
Deferred tax assets (liabilities):
Inventories	$2,493	$2,094
Accrued expenses and other liabilities	(14,573)	2,336
Prepaid expenses	(719)	(690)
Intangibles	15,706	17,276
Total deferred taxes, net	$2,907	$21,016

Changes in uncertain tax positions are as follows:

Year Ended December 31,	2019	2018
Balance, beginning of year	$40,044	$44,466
Change in current year positions	-	(4,422)
Balance, end of year	$40,044	$40,044

Uncertain tax positions are primarily due to prior tax returns filed and not amended for changes in certain tax positions. For the years ended December 31, 2019 and 2018, interest and penalties resulting from income taxes was not significant.

8.    SIGNIFICANT CONCENTRATIONS

The Company has significant concentrations with certain customers. One customer accounted for approximately 43% and 37% of accounts receivable and 17% and 25% of sales for the years ended December 31, 2019 and 2018, respectively. Additionally, 35% of accounts receivable were concentrated among two other customers at December 31, 2019, and 60% were concentrated among three other customers at December 31, 2018.

9.    COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company followed applicable local and state regulation for the years ended December 31, 2019 and 2018, and through the date of the financial statements, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

In April 2020, the Company received a Warning Letter from the Colorado Marijuana Enforcement Division (“MED”) citing security and cannabis waste disposal violations noted during an inspection performed by the MED in March 2020. The Company responded to the Letter in May 2020 citing the Company’s remedies for all noted violations, but has not received confirmation as of the date of the consolidated financial statements that the matter is settled and no further action will be taken by the MED for the cited violations. The Company does not believe that the pending matter will have a material effect on the consolidated financial statements. Accordingly, no provision for any liability that may result from the pending matter has been made in the accompanying consolidated financial statements.

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Notes to the Consolidated Financial Statements

The Company entered into a Commission Agreement with an agent in August 2019. The agent’s services were not considered incurred until execution of the Asset Purchase Agreement in 2020, and accordingly, no related expense or liability was recognized in the consolidated financial statements as of December 31, 2019. See Note 11.

10.  related party transactions

In November 2016, Dalton Farms (as lessor) and Dalton Adventures (as lessee) entered into a lease agreement for the land and building used in its cannabis cultivation and wholesale distribution operations. The term of the lease provided for a 5-year initial term, expiring in November 2021, with an option to extend for an additional 5 years with base rent increasing at 5% per year, as defined. The base rent during the initial term is $10,000 per month. The transactions under this lease have been eliminated in consolidation.

See Note 6 for overview of note agreements with related parties.

11.  subsequent events

The Company has evaluated events through July 13, 2020, which is the date the consolidated financial statements were available to be issued. There were no material subsequent events that require recognition or disclosure in these consolidated financial statements other than those described below.

Acquisition

On January 24, 2020, the Company entered into an Asset Purchase Agreement with General Cannabis Corporation, a Colorado Corporation (“the Acquirer”), pursuant to which the Acquirer purchased certain assets of the Company with the intent to assume its cannabis cultivation and wholesale distribution operations. The amount to be received for the assets is equal to 1.4 times the Company’s gross revenue for the 12-month period prior to the closing, provided that this amount is not less than $3,000,000. The Company agreed to receive the Acquirer’s shares of common stock as consideration. The agreement became effective May 13, 2020 upon approval by the Colorado Marijuana Enforcement Division.

In furtherance to the Asset Purchase Agreement, the Company entered into an Equipment Agreement with the Acquirer in April 2020, pursuant to which the Company agreed to purchase certain equipment which, upon closing of the Asset Purchase Agreement, would be purchased by the Acquirer at cost from the Company. In relation to the Equipment Agreement, the Company purchased approximately $92,000 of equipment in 2020. Consideration has not yet been received from the Acquirer as of the date of the auditor’s report.

Dalton Adventures, LLC

and Affiliate (dba SevenFive Farm)

Notes to the Consolidated Financial Statements

In connection with the Asset Purchase Agreement, the Acquirer and Dalton Farms entered into a lease agreement on January 2020 to lease the building used for the cannabis cultivation and wholesale distribution operations. The lease agreement has an initial 5-year term with an option to renew for an additional 5 years. Rental payments of $30,000 are due monthly with increases of 1.5% occurring annually. The lease agreement requires a deposit of $30,000.

Upon execution of the Asset Purchase Agreement, the Company owes an agent 5% of the gross purchase price and 5% of the initial term of any resulting lease agreement between the Company and the Acquirer, in accordance with the Commission Agreement entered into by the Company with the agent in August 2019.

COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

To date revenues have not been adversely impacted and the Company has elected not to take any significant cost reduction measures. If the impact of COVID-19 does begin to impact revenues in an adverse way, the Company will look at cost cutting measures to offset any declines in revenue. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration. Based on management’s projections, the Company believes it currently has sufficient cash to meet its funding requirements over the next year. There can be no assurance that the Company will be successful with its plan for forecasts.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.